UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 06/07/2010

JMP Group Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33448

Delaware	20-1450327
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

415-835-8900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 7, 2010, JMP Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The proxy statement and solicitation pertaining to the Annual Meeting were previously filed with the Securities and Exchange Commission. Shares eligible to vote were 22,069,741 at the record date of April 20, 2010. At the Annual Meeting, the stockholders voted upon (i) the election of nine nominees for the board of directors and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The stockholders elected all nine directors until the next annual meeting of the stockholders and until their respective successors are elected and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2010.

The number of votes cast for or against and the number of withheld and total broker non-votes with respect to each matter voted upon, as applicable, are set forth below:

Proposal 1.	Election of Directors.

Nominee	For	Against	Withheld	Broker Non-Votes
Joseph A. Jolson	12,297,003	0	2,339,837	2,055,829
Craig R. Johnson	12,218,432	0	2,418,408	2,055,829
Mark L. Lehmann	12,148,520	0	2,488,320	2,055,829
Carter D. Mack	12,218,432	0	2,418,408	2,055,829
Harris S. Barton	12,282,807	0	2,354,033	2,055,829
Kenneth M. Karmin	14,380,074	0	256,766	2,055,829
H. Mark Lunenburg	12,190,000	0	2,446,840	2,055,829
Edward J. Sebastian	11,627,842	0	3,008,998	2,055,829
Glenn H. Tongue	12,190,100	0	2,446,740	2,055,829

The following matters were approved by the votes indicated:

Proposal 2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain	Broker Non-votes
16,562,348	130,049	272	*

*	Not applicable

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP INC.

Date: June 8, 2010	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff Chief Legal Officer and Secretary